EXHIBIT 21


                          SUBSIDIARIES OF THE REGISTRANT

         The following are direct or indirect wholly-owned subsidiaries of Cornerstone Realty Income Trust, Inc.:

         CRIT-NC,  LLC (a Virginia limited liability company)
         CRIT-SC,  LLC (a Virginia  limited  liability company)
         CRIT-SC,  Inc.(a Virginia corporation)
         CRIT-Cornerstone Limited Partnership (a Virginia limited partnership)

         In addition, Cornerstone Realty Income Trust, Inc. owns 99.99% of the following company:

         Cornerstone Acquisition Company (a Virginia corporation)


         The following are direct or indirect wholly-owned subsidiaries of Cornerstone Acquisition Company:

         Apple General, Inc. (a Virginia corporation)
         Apple Limited, Inc. (a Virginia corporation)
         Apple REIT Limited  Partnership (a Virginia limited  partnership)
         Apple REIT II Limited Partnership (a Virginia limited partnership) Apple REIT III Limited Partnership (a Virginia limited partnership) Apple REIT IV Limited Partnership (a Virginia limited partnership) Apple REIT V Limited Partnership (a Virginia limited partnership)
         Apple REIT VI Limited Partnership (a Virginia limited partnership) Apple REIT VII Limited Partnership (a Virginia limited partnership)